FILED

03 MAR 26 PM 4:02

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF


                  --------------------------------------------

                           CHAMPIONLYE PRODUCTS, INC
                  --------------------------------------------
                                 (present name)

                                  P94000057791
                    -----------------------------------------
                   (Document Number of Corporation (If known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation.

F1RST: Amendment(s) adopted- (indicated article number(s) beging amended, added or deleted)

Article #1: Name of Corporation: Championlyte Holdings, Inc.

Article #4: This Corporation is authorized to issue 202,000,000 shares of Capitol Stock of which: 2,000,000 shall be designated as "Preferred Stock", each share of which shall have the par value of $1.00; and 200,000,000 shall be designated as "Common Stock", each shsre of which shall have the par value of $0.001. The Preferred Stock may be issued, from time to time, in Series with varying face amounts and may or may not be convertible into shares of Common Stock.



SECOND: If an amendment provides for an exchange, reclassification or cancellalion of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

THIRD: The date of each amendment's adoption: March 18, 2003
                                             ---------------------

FOURTH: Adoption of Amendment(s) (CHECK ONE)

[X] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

[ ] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separtaely on the amendment(s):

     "The number of votes cast for the amendment(s) was/were sufficient for approval by
                ---------------------------------------------."
                             (voting group)

[ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

[ ] The amendment(s) was/were adopted by the incorporators wihout shareholder action and shareholder action was not required.

     Signed this 18th day of March, 2003.
                ------      ------ -----

Signature X /s/ Marshal Kanner, Director & COO
         --------------------------------------------
         (by the Chairman or Vice Chairman of the Board of Directors, President
          or other officer if adopted by the shareholders)
          MARSHAL KANNER, Director & COO.

                                       OR

                  (By a director if adoptcd by the directors)

                                       OR

              (By an incorporator if adopted by the incorporators)


                    ---------------------------------------
                            (Typed or printed name)

                    ----------------------------------------
                                    (Title)

                               TRANSMITTAL LETTER


TO: Amendment Section
    Division of Corporations

SUBJECT:  Championlyte Products, Inc.
        -----------------------------------------
                (Name of Corporation)

DOCUMENT NUMBER:   P94000057791
                ----------------------------------

The enclosed Statement of Change of Articles of Incorporation and fee are submitted for filing.

Please return all correspondence concertnign this matter to the following:

       Yasmin Vega
----------------------------
     (Name of person)

Championlyte Products, Inc.
----------------------------
  (Name of firm/company)

 2999 NE 191st Street, PHZ
----------------------------
       (Address)

   Aventura, FL 33180
----------------------------
 (City/state and zip code)

 For further information concerning this matter, please call:

Yasmin Vega     at (561) 394-8881
---------------    --------------------------
(Name of person)   (Area code & daytime telephone number)


Enclosed is a ----- check made payable to the Department of State.

Mailing Address:                     Street Address:
----------------                     ---------------
Amendment Section                    Amendment Section
Division of Corporations             Division of Corporations
P.O. Box 6327                        409 E. Gaines Street
Tallahassee, FL  32314               Tallahassee, FL  32399

P03000034201
FILED
March 25, 2003
Sec. Of State

                      Electronic Articles of Incorporation
                                      For
CHAMPIONLYE PRODUCTS, INC

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adotps the following Articles of Incorporation:

                                   Article I

The name of the corporation is:

CHAMPIONLYTE BEVERAGES, INC.

                                   Article II

The principal place of business address:
        2999 N.E. 191ST STREET
        PH2
        AVENTURA, FL 33180

The mailing address of the corporation is:
        2999 N.E. 191ST STREET
        PH2
        AVENTURA, FL. 33180

                                  Article III

The purpose for which this corporation is organized is:
        ANY AND ALL LAWFUL BUSINESS.

                                   Article IV

The number of shares the corporation is authorized to issue is:
        1000

                                    Article V

The name and Florida street address of the registered agent is:
        ALYCE B SCHREIBER
        2999 N.E. 191ST STREET
        PH2
        AVENTURA, FL.  33180

                                                                  P03000034201
                                                                  FILED
                                                                  March 25, 2003
                                                                  Sec. Of State

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: ALYCE SCHREIBER

                                   Article VI

The name and address of the incorporator is:

        ALYCE SCHREIBER
        2999 N.E. 191ST STREET
        PH2
        AVENTURA, FL 33180

                                   Article VII

The initial officer(s) and/or director(s) of the corporation is/are:
        Title: DP
        MARSHALL KANNER
        2999 N.E. 191ST STREET, PH2
        AVENTURA, FL. 33180

                                                                    FILED
                                                              03 APR 25 PM 1:00
                                                             SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA

                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF


                  -------------------------------------------

                          CHAMPIONLYTE BEVERAGES, INC.
                  -------------------------------------------
                                 (present name)
                                  P03000034201
                  -------------------------------------------
                   (Document Number of Corporation (If known)

FIRST: Amendment(s) adopted (indicate article number(s) being amended, added or deleted)

        Article VII:

                The officers and directors fo the corporation are:
                        DAVID GOLDBERG - Chief Executive Officer, Director Donna Bimbo - President and Secretary, Director

SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

THIRD: The date of each amendment's adoption: 4/12/03
                                             ---------------------------------

FOURTH: Adoption of Amendment(s) (CHECK ONE)

          [X] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

          [ ] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

                    "The number of votes cast for the amendment(s) was/were
                    sufficient for approval by                                ."
                                               -------------------------------
                                                       (voting group)

          [ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required. Signed this 22nd day of April, 2003.
                                     ----        -----  ----

Signature. /s/ David Goldberg, DAVID GOLDBERG, CEO
          -------------------------------------------
          (By the Chairman or Vice Chairman of the Board of Directors, President
               or other officer if adopted by the shareholders)

                                       OR

                  (By a director if adopted by the directors)

                                       OR

              (By an incorporator if adopted by the incorporators)

                     -------------------------------------
                            (Typed or printed name)

                     -------------------------------------
                                    (Title)